Slide 1
Slide 2
Slide 3
Slide 4

Slide 5
Slide 6
Slide 7

Slide 8
Slide 9
Slide 10

Slide 11
Slide 12
Slide 13

Slide 14
Slide 15
Slide 16

Slide 17
Slide 18
Slide 19

Slide 20
Slide 21
Slide 22

Slide 23
Slide 24
Slide 25

Slide 26
Slide 27
Slide 28

Slide 29

Slide 30
Slide 31
Slide 32

Slide 33
Slide 34
Slide 35

Slide 36
Slide 37
Slide 38

Slide 39
Slide 40
Slide 41

Slide 42
Slide 43
Slide 44

Slide 45

Slide 46
Slide 47
Slide 48

Slide 49
Slide 50

Slide 51
Slide 52
Slide 53

Slide 54
Slide 55
Slide 56